Exhibit 10.22

FIFTEENTH AMENDMENT TO LEASE AGREEMENT
BETWEEN WINDSOR AT STONEHOLLOW, LP AS
LANDLORD,
AND
ACTIVE POWER, INC., AS
TENANT

THIS FIFTEENTH AMENDMENT TO LEASE AGREEMENT (the "Fifteenth Amendment") is made and entered into as of the 19th day of January, 2010, by and between WINDSOR  AT STONEHOLLOW, LP, a Delaware  limited partnership ("Landlord") and ACTIVE POWER, INC. ("Tenant").

W I T N E S S E T H:

Landlord and Tenant entered into that certain Lease Agreement dated March 12, 1996 (the "Lease" for space in Stonehollow l ), amended by the First Amendment dated June 24, 1996 increasing the square footage to 8, l 00 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies" to "Active Power, Inc." amended by the Third  Amendment dated October l0, 1997 expanding  into STONEHOLLOW 2 for approximately an additional 15,080 square feet of space located at 11525 Stonehollow Drive, Suite 255, Austin, Texas for a total of 23,180 square feet of space, amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months, amended by the Fifth  Amendment dated February 9, 2000 extending the lease term for Suite 135 and Suite 255 to expire on March 31, 2003 and expansion into Suites 120, 110 and 130 to expire March 31,2003, amended by the Sixth Amendment dated September 22, 2000 where Tenant expanded into Suite 155, amended by the Seventh Amendment dated April l0, 200l where the commencement date for Suite 155 is confirmed as December 15,2000, amended by the Eighth Amendment dated May 7, 2001 where Tenant expanded into Suite 130, amended by the Ninth Amendment dated June 27, 2002 where Tenant was released from Suite 155 and amended by the Tenth Amendment dated January 31, 2003 that extended the lease term of Suites 130 and 135 to expire on March 31, 2005, amended by the Eleventh Amendment dated July 31, 2003 that extended the lease term of Suite 120 to expire on March 31,2005, amended by the Twelfth Amendment dated February 8, 2005 that extended the lease term of Suites 120, 130 and 135 to expire on March 31, 2006 and as amended by the Thirteenth  Amendment dated December 7, 2005 which extended the term of the Lease for Suites 120, 130 and 135 to expire on March 31, 2007 and as amended by the Fourteenth Amendment dated March 6, 2007 which extended the term of the Lease for Suites 120, 130 and 135 to expire on March 31, 2010.

Landlord and Tenant  now desire to further amend  the Lease Agreement  and Amendments in certain respects as more fully hereinafter set forth. Landlord and Tenant agree as follows:

1.
Tenant agrees to renew and extend the lease term for Suite 120 (7,466 square feet), Suite 130 (4,050 square feet) and Suite 135 (8,100 square feet) containing a total of 19,616 square feet, for an additional term of twenty-four (24) months commencing April 1, 2010 and expiring March 31, 2012.

2.	Beginning April l, 2010, the Monthly Base Rental Rate for Suites 120, 130 and 135 shall be as follows:

04/01/10 -03/31/11	$0.88 psf	$17,262.08 monthly
04/01/11-03/03/12	$0.90 psf	$17,654.40 monthly

3.
Beginning April I, 2010, in addition to Base Rent, per Section 2 of the Lease, Tenant shall continue to pay Operating Expenses, which are currently estimated to be $0.3207 per square foot per month (i.e.$6,290.85 monthly).  Such amounts are estimates only and subject to actual costs and expenses according to the provisions of the Lease.

4.
Tenant expressly acknowledges and agrees that, except as expressly set forth herein, Suites 120, 130 and 135 are being leased to Tenant on an "as-is" basis, and Landlord makes no warranty, guaranty or representation, express or implied, or arising by operation of law, including, but in no way limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, all of which are, to the fullest extent permitted by law.

5.
Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Amendment, other than HPI Real Estate, Inc. (collectively, the "Brokers"). Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent (other than the Brokers) claiming the same by, through, or under the indemnifying party.

6.
Section 5 of the Twelfth Amendment, Section 5 of the Tenth Amendment and Section 12 of the Fifth Amendment, shall hereby be deleted  in their entirety and Landlord and Tenant acknowledge Tenant shall have no further renewal options.

7.	Except as herein and hereby modified and amended, the Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

8.
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties agree that this Amendment may be transmitted between them by facsimile, and any faxed signature shall constitute an original signature and is binding upon the parties.

DATED AS OF THE 19th DAY OF January, 2010.

LANDLORD:

WINDSOR AT STONEHOLLOW, LP, a Delaware limited partnership

By:	Stonehollow GP, LLC,
a Delaware limited liability company, its general partner

By:
Name:	Richard G. Sullivan
Title	Vice President

DATED AS OF THE 14th DAY OF January, 2010.

TENANT:

ACTIVE POWER, INC.

By:	/s/ John K. Penver
Name:	JOHN K. PENVER
Title	CHIEF FINANCIAL OFFICER